SUB-ITEM 77Q 1

AMENDMENT #12
TO THE BY-LAWS
OF
FEDERATED EQUITY INCOME FUND, INC.
Effective August 18, 2005
Delete, ARTICLE IX, INDEMNIFICATION
in its entirety and replace with the following:
ARTICLE IX
INDEMNIFICATION
	Section 1.  INDEMNIFICATION
OF DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law.
The Corporation shall indemnify
its officers to the same
extent as its directors and to such
further extent as is consistent with law.
The Corporation shall
indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law.
The indemnification and other
rights provided by this
Article shall continue as to a person
who has ceased to be a director or
officer and shall inure to
the benefit of the heirs, executors and
administrators of such a person.
This Article shall not
protect any such person against any
liability to the Corporation or any
Shareholder thereof to
which such person would otherwise be
subject by reason of (i) willful
misfeasance, (ii) bad faith,
(iii) gross negligence or (iv) reckless
disregard of the duties involved
in the conduct of his office
("disabling conduct").
	Section 2.  ACTION BY DIRECTOR
AGAINST THE CORPORATION.  With respect
to any action, suit or other proceeding
voluntarily prosecuted by any
indemnitee as plaintiff,
indemnification shall be mandatory
only if the prosecution of such
action, suit or other
proceeding by such indemnitee (i) was
authorized by a majority of the
Directors or (ii) was
instituted by the indemnitee to enforce
his rights to indemnification
hereunder in a case in which
the indemnitee is found to be
entitled to such indemnification.
	Section 3.  SURVIVAL.  The rights
to indemnification set forth
herein shall continue as
to a person who has ceased to be a
Director or officer of the
Corporation and shall inure to the
benefit of his heirs, executors and
personal and legal representatives.
	Section 4.  AMENDMENTS.
References in this Article are to the
Maryland General
Corporation Law and to the Investment
Company Act of 1940, as from
time to time amended.
No amendment or restatement of these
by-laws or repeal of any of its
provisions shall limit or
eliminate any of the benefits provided
to any person who at any time is
or was a Director or
officer of the Corporation or
otherwise entitled to indemnification
hereunder in respect of any act
or omission that occurred prior to
such amendment, restatement or repeal.
	Section 5.  PROCEDURE.
Notwithstanding the foregoing,
no indemnification shall be
made hereunder unless there has been a
determination (i) by a final
decision on the merits by a
court or other body of competent
jurisdiction before whom the
issue of entitlement to
indemnification hereunder was brought
that such indemnitee is entitled
to indemnification
hereunder or, (ii) in the absence
of such a decision, by (1) a majority
vote of a quorum of those
Directors who are neither "interested
persons" of the Corporation
(as defined in Section 2(a)(19)
of the 1940 Act) nor parties to the proceeding
("Disinterested Non-Party Directors"), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable (or even if obtainable, if such majority so directs) independent legal counsel in a written opinion concludes, based on a review of readily available facts (as opposed to a full trial-type inquiry) that the indemnitee should be entitled to indemnification hereunder.
All determinations to make
advance payments in connection with the
expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f) below.
	Section 6.  ADVANCES.
Any current or former director
or officer of the Corporation
seeking indemnification within the
scope of this Article shall be
entitled to advances from the
Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to fullest extent permissible under the Maryland General Corporation Law.
The person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the
Corporation has been met and a written
undertaking to repay
any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance, or (c) a majority of a quorum of Disinterested Non-Party Directors, or independent legal counsel, in a written opinion, shall be determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
	Section 7.  OTHER RIGHTS.  The rights
accruing to any indemnitee under these
provisions shall not exclude any other right which any person may have or hereafter acquire under the Articles of Incorporation or the by-laws of the Corporation, by contract or otherwise under law, by a vote of stockholders or Directors who are "disinterested persons" (as defined in
Section 2(a)(19) of the 1940 Act) or
any other right to which he may be
lawfully entitled.
	Section 8.  INDEMNIFICATION OF
EMPLOYEES AND AGENTS.  Subject to any
limitations provided by the Investment
Company Act of 1940 Act or otherwise
under the Articles
of Incorporation or  the by-laws of the
Corporation, contract or
otherwise under law, the
Corporation shall have the power and
authority to indemnify and provide
for the advance
payment of expenses to employees, agents and other persons providing services to the Corporation or serving in any capacity at the request of the Corporation to the full extent permitted by applicable law, provided that such indemnification has been approved by a majority of the Directors.